UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

GOLDTOWN INVESTMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-142128

(Commission File Number)

N/A

(IRS Employer Identification No.)

PH #1, 989 Beatty Street, Vancouver, British Columbia V6Z 3C2

(Address of principal executive offices and Zip Code)

604.408.6955

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Return to Treasury Agreement

In connection with Blair Law’s resignation as the director, president, secretary, treasurer, chief executive officer and chief financial officer of our company, on September 29, 2008, we entered into a return to treasury agreement with Blair Law, whereby Mr. Law agreed to return 4,200,000 shares of our common stock which he held to the treasury of our company for the sole purpose of our company retiring such shares.

On September 29, 2008, we also entered into a return to treasury agreement with Blair Law Casting Inc., a company wholly owned by Blair Law, whereby Blair Law Casting Inc. agreed to return 5,600,000 shares of our common stock which it held to the treasury of our company for the sole purpose of our company retiring such shares.

Subscription Agreement

On September 30, 2008 we entered into a subscription agreement with Pacific Medical Corp., a company controlled by Hassan Salari, whereby Pacific Medical Corp. agreed to purchase 10,000,000 shares of common stock of our company at a price of $0.0001 per share for gross proceeds to our company of $1,000.

Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2008, we issued 10,000,000 shares of our common stock at a price of $0.0001 per share to one non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction. In issuing these shares, we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

Pacific Medical Corp., a company controlled by Hassan Salari, acquired 10,000,000 shares of common stock as of September 30, 2008 for the total purchase price of $1,000, which was paid in cash. The purchase of 10,000,000 shares of common stock acquired by Pacific Medical Corp. represents 14.2% of our issued and outstanding common shares as of September 30, 2008.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2008, Blair Law resigned as our president, secretary, treasurer, chief executive officer and chief financial officer and as a director of our company. On September 29, 2008, Hassan Salari was appointed as our president, secretary, treasurer, chief executive officer and chief financial officer and as a director of our company.

Hassan Salari

An entrepreneur and scientist, Dr. Salari has garnered over 25 years’ experience in the biotechnology field, specializing in highly sophisticated research and drug development programs and business development.

Currently, Dr. Salari is the chairman, president and chief executive officer of Posh Cosmeceuticals, a company focused on the development of cosmeceutical products. He is also a director of Pacific Therapeutics, a company with an with emphasis in pulmonary fibrosis. He is also a director of Pacgen Biopharmaceuticals Inc. a public company with its shares listed on the TSX Venture Exchange.

From 1998 to 2007, Dr. Salari has been the chief executive officer and president of Chemokine Therapeutics Corp., a company founded by Dr. Salari. Chemokine was established as a focused biotechnology company to develop chemokine-based therapeutic products for human diseases. Throughout his tenure, Chemokine has developed a library of over 20,000 compounds, of which approximately 20 new products progressed to drug candidates. Dr. Salari also established five major therapeutic areas of focus for the company, including oncology, haematology, cardiovascular, infectious diseases and respiratory diseases.

From 1992 to 1998, Dr. Salari was the chief executive officer and president of Inflazyme Pharmaceuitcals Ltd., a company founded by Dr. Salari. Dr. Salari maintained the responsibility of managing the company’s business affairs as well as its drug discovery and development programs (focused on allergies and asthma). While there, he negotiated and closed several licensing deals with biotechnology and pharmaceutical companies.

From 1991 to 1998, Dr. Salari was the Professor, Department of Medicine at the University of British Columbia. From 1987 to 1990, he was an Assistant Professor at the University of British Columbia. From 1986 to 1987, he was a research associate in the Department of Medicine at the University of British Columbia. He was the lead project investigator in cytokine research and drug development. From 1984 to 1986, he worked as a research associate at the Department of Physiology, Laval University. Dr. Salari carried out research work on the biology of human blood cells and their control by cytokines. From 1981 to 1982, Dr. Salari worked at the Department of Immunology at McGill University in Montreal as a research associate. He is the author of over 200 scientific articles, abstracts and books in various subject of medicine.

During his academic tenure, Dr. Salari was approached by a number of large multi-national pharmaceutical companies to serve in consulting and advisory roles. These included Merck, Upjohn, Zymogenetics and Beaufour Epsin, among others. Dr. Salari aided Beaufour Epsin in its discovery of a non-steroidal, anti-inflammatory drug that is currently being marketed worldwide. During his collaboration with Upjohn, Dr. Salari was involved in the identification of the mode of action of Lazroids for the treatment of brain ischemia.

In addition to his research activities at the University, Dr. Salari also taught several courses for both undergraduate and post-graduate students in the Medicine, Pharmacology and Biochemistry departments. His courses were primarily directed towards signal transduction pathways in immunology and cancer. Dr. Salari was also responsible for educating students about cytokines and chemokines and their involvement in human diseases.

Dr. Salari has graduated with the following:

1985 Graduate: Post. Doc. Physiology, Laval University, Quebec

1982 Graduate: Post. Doc. Immunology, McGill University, Montreal

1980 Graduate: Ph.D. Microbiology/Biochemistry, Southampton University, England

1975 Graduate: B.S. Biochemistry, Tehran University, Iran

Related Party Transactions

Except as disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of September 30, 2008, by each person who is known by us to beneficially own more than 5% of our shares of common stock, by each of our officers and directors and by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Position Held With The Company	Amount and Nature of Beneficial Owner(1)	Percentage of Class(2)
Hassan Salari 1517 West 58th Avenue Vancouver, BC V6P 1W6	President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer	10,000,000(3)	14.2%
Directors and Executive Officers as a Group (two persons)		10,000,000(3)	14.2%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of September 30, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 70,522,000 shares of common stock outstanding on September 30, 2008, prior to the cancellation of the 9,800,000 shares owned by Blair Law which have been returned for cancellation.

(3)

These shares are held by Pacific Medical Corp., a company controlled by Hassan Salari, our president, secretary, treasurer, chief executive officer, chief financial officer and a director of our company.

Executive Compensation

We have not paid any compensation to any of our new directors and officers.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Equity Compensation Plan Information

We do not currently have any equity compensation plans or any outstanding stock options.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Return to Treasury Agreement dated September 29, 2008
10.2	Subscription Agreement with Pacific Medical Corp. dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDTOWN INVESTMENTS CORP.

/s/ Hassan Salari

Hassan Salari

President, Secretary, Treasurer,

Chief Executive Officer and Chief

Financial Officer

Date: October 2, 2008

CW2122198.2